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                                                                    Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Anam Semiconductor Inc.

We hereby consent to the inclusion in the Registration Statement of Form S-4 of Amkor Technology, Inc. relating to the 1998 Stock Plan, the 1998 Employee Stock Purchase Plan and the 1998 Stock Option Plan for French Employees of our report dated March 20, 1998 except for Note 3 as to which the date is October 28, 1998 (the "Report"), which contains explanatory paragraphs on the change in the method of accounting for unrealized foreign currency translation gains or losses on long-term assets and liabilities denominated in foreign currencies and, the Company's ability to continue as a going concern on our audits of the consolidated financial statements of Anam Semiconductor Inc. (formerly Anam Industrial Co., Ltd.) and its subsidiaries. We also consent to the references to our firm under the caption "Experts."


/s/ Samil Accounting Corporation
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Seoul, Korea
August 24, 1999